UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 31, 2018

AEON GLOBAL HEALTH CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2225 Centennial Drive
Gainesville, GA 30504
(Address and zip code of principal executive offices)

1-(888) 661-0225
(Registrant’s telephone number, including area code

Authentidate Holding Corp.
(Former Name, if Changed Since Last Report)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year.

Effective January 31, 2018, Authentidate Holding Corp. (the “Company”), filed a Certificate of Amendment to its Amended Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, to change the Company’s corporate name to “AEON Global Health Corp.” The Company’s stockholders previously approved the amendment to the Company’s Amended Certificate of Incorporation to change the Company’s name at its Special Meeting of Stockholders held on July 11, 2016. The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

The Company’s common stock, which had been trading under the ticker symbol “ADAT” on the OTCQB tier of OTC Markets, Inc., will begin trading on the OTCQB tier under the new ticker symbol “AGHC” effective February 1, 2018. The Company’s common stock has been assigned a new CUSIP number of 00774U107 in connection with the change. Outstanding stock certificates for shares of the Company’s common stock are not affected by the name change and continue to be valid and need not be exchanged.

The Company published a press release announcing the change of its name and symbol change on January 31, 2018. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are attached to this Form 8-K:

Exhibit No.	Exhibit Title or Description
3.1	Certificate of Amendment to Certificate of Incorporation.
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By: /s/ Michael J. Poelking
Name: Michael J. Poelking
Title: Chief Financial Officer
Date: February 1, 2018

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation.
99.1	Press Release